NSAR ITEM 77C

Van Kampen American Capital LIT Asset Allocation Portfolio


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Asset Allocation Portfolio (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser

          For  4,791,660             Against     70,371

     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  4,835,594             Against     23,755
                              NSAR ITEM 77C


Van Kampen American Capital LIT Domestic Income Portfolio


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Domestic Income Portfolio (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  1,977,222              Against   2,654


     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  1,971,887              Against    853
                             NSAR ITEM 77C

Van Kampen American Capital LIT Emerging Growth Portfolio


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Emerging Growth Portfolio (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  294,334               Against    29,104

     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  286,532               Against    36,906
                               NSAR ITEM 77C

Van Kampen American Capital LIT Enterprise Portfolio


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Enterprise Portfolio (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  4,700,829             Against     52,877

     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  4,713,366             Against     18,292
                                NSAR ITEM 77C


Van Kampen American Capital LIT Global Equity Portfolio


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Global Equity Portfolio (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  225,951               Against     90

          Approval of New Subadvisory Agreement in the event of a change of control of the Adviser.

          For  225,951               Against     90

     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  196,218               Against     0
                                NSAR ITEM 77C

Van Kampen American Capital LIT Government Portfolio


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Government Portfolio (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  5,840,350             Against     54,815

     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  5,822,529             Against    29,091
                             NSAR ITEM 77C

Van Kampen American Capital LIT Growth and Income Portfolio


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Growth and Income Portfolio (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  156,976                Against    0

     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  156,976                Against    0
                               NSAR ITEM 77C

Van Kampen American Capital LIT Money Market Portfolio


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Money Market Portfolio (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  21,956,258            Against     428,768

     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  22,465,075            Against   77,503
                              NSAR ITEM 77C

Van Kampen American Capital LIT Morgan Stanley Real Estate Securities Portfolio


(a)  A Special Meeting of Shareholders was held on May 28, 1997.

(b) The election of Trustees of Van Kampen American Capital LIT Morgan Stanley Real Estate Securities Portfolio (the "Fund") included:

     J. Miles Branagan, Richard M. DeMartini, Linda Hutton Heagy,
     R. Craig Kennedy, Jack E. Nelson, Jerome L. Robinson, Phillip B. Rooney, Fernando Sisto and Wayne W. Whalen

(c)  The following were voted on at the meeting:

     (1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

          For  12,141,773             Against    230,547

     (4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP Independent Public Accountants for its Current Fiscal Year.

          For  12,369,793             Against   94,153
NSAR ITEM 77O

Van Kampen American Capital Life Investment Trust
10f-3 Transactions


                                                                    Amount of shares
Underwriting #     Series #     Underwriting     Purchased From     Purchased           % of Underwriting     Date of Purchase

1                  2            United Mexican
                                States           Merrill Lynch      500,000             0.050%                01/09/97

2                  1            American Stores
                                Company          Goldman Sachs      4,000               0.026%                04/02/97

3                  1            Wellpoint
                                Health Networks,
                                Inc.             Salomon Brothers   7,000               0.070%                04/07/97

4                  5            Hartford Life,
                                Inc.             Goldman Sachs      1,800               0.008%                05/21/97

5                  5            Santa Fe
                                International
                                Corp.            Goldman Sachs      2,400               0.007%                06/09/97

6                  2            A.H. Belo
                                Corporation      Bear Stearns       500,000             0.067%                06/10/97

7                  5            Electricidade
                                de Portugal ADS  Goldman Sachs      1,300               0.002%                06/16/97

8                  2            Republic of
                                South Africa     Merrill Lynch      500,000             0.100%                06/18/97

9                  5            ENI S.P.A. ADS   First Boston       3,800               0.025%                06/30/97




Other Firms participating in Underwriting:

Underwriting for #1
-------------------
J.P. Morgan
Morgan Stanley & Co. Incorporated

Underwriting for #2
-------------------
J.P. Morgan Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated
Smith Barney Inc.
ABN AMRO Chicago Corporation
BancAmerica Securities, Inc.
Chase Securities Inc.
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc.
Tucker Anthony Incorporated

Underwriting for #3
-------------------
Merrill Lynch, Pierce, Fenner & Smith
Bear, Stearns & Co. Inc.
Morgan Stanley & Co. Incorporated

Underwriting for #4
-------------------
Dean Witter Reynolds Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Smith Barney Inc.
Advest, Inc.
Sanford C. Bernstein & Co., Inc.
J.C. Bradford & Co.
Conning & Company
Credit Suisse First Boston Corporation
Dain Bosworth Incorporated
Dowling & Partners Securities, LLC
A.G. Edwards & Sons, Inc.
Fox-Pitt, Kelton Inc.
Interstate/Johnson Lane Corporation
Janney Montgomery Scott Inc.
Edward D. Jones & Co., L.P.
Legg Mason Wood Walker, Incorporated
Lehman Brothers Inc.
Neuberger & Berman, LLC
PaineWebber Incorporated
Piper Jaffray Inc.
Principal Financial Securities, Inc.
Prudential Securities Incorporated
Raymond James & Associates, Inc.
The Robinson-Humphrey Company, Inc.
Stephens Inc.
Sutro & Co. Incorporated
Wheat, First Securities, Inc.

Underwriting for #5
-------------------
Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
A.G. Edwards & Sons, Inc.
Oppenheimer & Co., Inc.
PaineWebber Incorporated
Salomon Brothers Inc.
Wasserstein Perella Securities, Inc.
Simmons & Company International
Advest, Inc.
Robert W. Baird & Co. Incorporated
Crowell, Weedon & Co.
Jefferies & Company, Inc.
Johnson Rice & Company L.L.C.
Edward D. Jones & Co, L.P.
Principal Financial Securities, Inc.
Rauscher Pierce Refsnes, Inc.
Sanders Morris Mundy Inc.
Scott & Stringfellow, Inc.
Southcoast Capital Corporation
Stephens Inc.

Underwriting for #6
-------------------
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc.

Underwriting for #7
-------------------
ABN AMRO Chicago Corporation
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Advest, Inc.
Dain Bosworth Incorporated
Edward D. Jones & Co., L.P.
McDonald & Company Securities, Inc.
Nesbitt Burns Securities Inc.
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Sutro & Co. Incorporated

Underwriting for #8
-------------------
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Salomon Brothers Inc.

Underwriting for #9
-------------------
Goldman, Sachs & Co.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
SBC Warburg Inc.
Istituto Mobiliare Italiano S.P.A.
Smith Barney Inc.
ABN AMRO Chicago Corporation
Alex. Brown & Sons Incorporated
Deutsche Morgan Grenfell Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Fahnestock & Co. Inc.
Petrie Parkman & Co.
RBC Dominion Securities Corporation
Schroder Wertheim & Co. Incorporated
Scotia Capital Markets (USA) Inc.